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                                                                 Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-12133) of U.S. Office
Products Company of our report as of May 31, 1996, except as to the third paragraph of Note 3 which is as of January 24, 1997, and Note 14, which is as of July 10, 1996 and relating to the financial statements of U.S. Office Products Company which appear in the Current Report on Form 8-K of U.S. Office Products Company.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
April 22, 1997